Exhibit 99.3

17901 CHENAL PARKWAY P.O. BOX 8811 LITTLE ROCK, AR 72231-8811

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

INSTRUCTION: Read the proxy statement/prospectus before you vote by proxy. Then, to ensure that your shares are represented and that a quorum is present at the special meeting, we ask that you appoint the proxies named herein to vote your shares for you, whether or not you plan to attend the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1 AND 2:

1.	OZARKS MERGER PROPOSAL: Proposal to adopt the Agreement and Plan of Merger, dated as of October 19, 2015, by and among Bank of the Ozarks, Inc. (“Ozarks”), Bank of the Ozarks, Community & Southern Holdings, Inc. (“C&S”) and Community & Southern Bank, as such merger agreement may be amended from time to time, and the merger and other transactions contemplated by the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	OZARKS ADJOURNMENT PROPOSAL: Proposal to authorize the Ozarks board of directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Ozarks merger proposal or to vote on other matters properly before such special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

OTHER BUSINESS. On any other matter properly presented for action by shareholders at the special meeting, such as any matters incident to the conduct of the meeting, the proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. In accordance with applicable law, only business within the purposes described in the meeting notice may be conducted at the special meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Dated:                     ,

Signature

Signature (if held jointly)

M84448-P63465

BANK OF THE OZARKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF SHAREHOLDERS JANUARY 22, 2016

The undersigned shareholder(s) of Bank of the Ozarks, Inc. (the “Company”) hereby appoint(s) George Gleason, Greg McKinney and Tyler Vance and each or any of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side of this card, at the Special Meeting of Shareholders to be held at the Company’s office, 17901 Chenal Parkway, Little Rock, AR 72223, on Januray 22, 2016 at 9:00 a.m., local time, and at any adjournments or postponements thereof, for the transaction of the business noted on the reverse side of this card.

The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1 and 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address changes/comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side